UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

HAWAII	99-0212597
(State of incorporation or organization)	(IRS Employer Identification No.)

220 SOUTH KING STREET

HONOLULU, HAWAII 96813

(Address of principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box..  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

This Form 8-A/A (Amendment No. 1) amends and supplements the Form 8-A filed by Central Pacific Financial Corp., a Hawaii corporation (the “Company”) on November 24, 2010 (File Number 001-31567) (the “Form 8-A”).

Item 1.                                 Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented to add the following:

On January 31, 2014, the Company and Wells Fargo Bank, National Association, a national banking association, as Rights Agent (the “Rights Agent”) entered into an amendment (“Amendment”) to the Tax Benefits Preservation Plan, dated as of November 23, 2010 (the “Plan”) between the Company and the Rights Agent to extend the “Final Expiration Date” (as defined in the Plan) to continue to protect against a possible limitation on the Company’s ability to use certain tax assets (such as, Net Operating Loss (“NOLs”) carry forwards) to offset future income.  The Amendment extends the current Final Expiration Date under the Plan from February 18, 2014 to February 18, 2016.

The Plan is filed as Exhibit 4.1 to the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2010 and incorporated herein by reference. The Amendment is attached hereto as Exhibit 4.2 and incorporated herein by reference.

 Item 2.                              Exhibits.

Item 2 of the Form 8-A is hereby amended to add the following:

Exhibit No.	Description

4.1	Tax Benefits Preservation Plan, dated as of November 23, 2010, between Central Pacific Financial Corp. and Wells Fargo Bank, National Association(1)

4.2	Amendment No. 1 to Tax Benefits Preservation Plan, dated as of January 31, 2014, between Central Pacific Financial Corp. and Wells Fargo Bank, National Association*

(1) Incorporated by reference to the Company’s Form 8-A filed with the SEC on November 24, 2010.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: January 31, 2014	By:	/s/ Glenn K.C. Ching
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Number	Description

4.1	Tax Benefits Preservation Plan, dated as of November 23, 2010, between Central Pacific Financial Corp. and Wells Fargo Bank, National Association(1)

4.2	Amendment No. 1 to Tax Benefits Preservation Plan, dated as of January 31, 2014, between Central Pacific Financial Corp. and Wells Fargo Bank, National Association*

(1) Incorporated by reference to the Company’s Form 8-A filed with the SEC on November 24, 2010.

* Filed herewith.